Exhibit 99.1

13962 Park Center Road, Herndon, VA 20171;
703-674-5500; Fax 703-450-0407
E-mail: info@steelcloud.com

For company information contact:  Tim Clemensen at 212-843-9337 or tclemensen@rubensteinir.com.
For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Receives NASDAQ Notice

Herndon, VA—July 14, 2009--SteelCloud, Inc. (Nasdaq: SCLD), a leading integrator of network-centric, embedded computing appliances, and professional services today announced that on July 8, 2009, the Company was notified by NASDAQ that it did not meet the terms of the extension granted to the Company in April 2009 to comply with the stockholders’ equity requirement of Marketplace Listing Rule 5550(b), which requires the Company to have either (1) a minimum of $2.5 million in stockholders’ equity, (2) market value of listed securities of $35 million, or (3) net income from continuing operations of $500,000 for the most recently completed fiscal year or two of the three most recently completed fiscal years. As a result, the Company was notified by NASDAQ that trading of the Company’s common stock will be suspended at the opening of business on July 17, 2009 and the Company’s securities will be de-listed from NASDAQ, unless the Company appeals the Staff’s determination.  SteelCloud intends to request a hearing to appeal the Staff’s determination before a NASDAQ Hearing Panel (the “Panel”) and to present its plan for regaining compliance with Listing Rule 5550(b). The hearing request will stay the delisting of SteelCloud’s securities pending the Panel’s decision. At the conclusion of the appeal hearing, there can be no assurance that the Panel will grant SteelCloud’s request for continued listing.

SteelCloud is currently in the process of registering a public offering with the SEC of up to 16 million shares of common stock accompanied by 16 million common stock purchase warrants on a best efforts basis at a fixed price between $0.08 and $0.30 cents per share, which SteelCloud believes will enable it to regain compliance with NASDAQ’s stockholders’ equity requirement.  However, there can be no assurance that such offering will be completed. This notice does not constitute an offer of any securities for sale.

About the Company

SteelCloud is a manufacturer of embedded integrated computing systems for the industrial automation marketplace. SteelCloud designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users.  For both the government and commercial markets SteelCloud delivers integration services and software focused on risk management and network management solutions.   SteelCloud’s ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business.   Over its nearly 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction.  SteelCloud can be reached at (703) 674-5500.  Additional information is available at www.steelcloud.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; availability of financing; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.

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